For Information Purposes Only Investor Presentation MARCH 2017

For Information Purposes Only CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS 2 Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “plan,” “intend,” “foresee,” “guidance,” “potential,” “expect,” “should,” “will” “continue,” “could,” “estimate,” “forecast,” “goal,” “may,” “objective,” “predict,” “projection,” or similar expressions are intended to identify forward-looking statements (including those contained in certain visual depictions) in this presentation. These forward-looking statements reflect the Company’s current expectations and/or beliefs concerning future events. The Company has made every reasonable effort to ensure that the information, estimates, forecasts and assumptions on which these statements are based are current, reasonable and complete. However, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) fluctuation in results of operations; (ii) more established competitors; (iii) losses exceeding reserves; (iv) downgrades or withdrawal of ratings by rating agencies; (v) dependence on key executives; (vi) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (vii) potential inability to pay dividends; (viii) inability to service the Company’s indebtedness; (ix) limited cash flow and liquidity due to indebtedness; (x) unavailability of capital in the future; (xi) fluctuations in market price of the Company’s common shares; (xii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of reinsurance licenses; (xiii) potentially being deemed an investment company under United States federal securities law; (xv) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xvii) dependence on Third Point LLC to implement the Company’s investment strategy; (xviii) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xix) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxi) the Company potentially becoming subject to United States federal income taxation; (xxii) the Company potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; (xxiii) changes in Bermuda or other law regulation that may have an adverse impact on the Company's operations; and (xxiv) other risks and factors listed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other periodic and current disclosures filed with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may also contain non-GAAP financial information. The Company’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of the Company’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. For additional information regarding these non-GAAP financial measures, including any required reconciliations to the most directly comparable financial measure calculated according to GAAP, see the Appendix section of this presentation.

For Information Purposes Only OUR COMPANY • Specialty property & casualty reinsurer based in Bermuda • A- (Excellent) financial strength rating from A.M. Best Company • Began operations in January 2012 and completed IPO in August 2013 • Investment portfolio managed by Third Point LLC • Total return focused – Flexible and opportunistic reinsurance underwriting – Superior investment management 3

For Information Purposes Only Year ended Year ended Year ended Year ended December 31, 2016 December 31, 2015 December 31, 2014 December 31, 2013 Shareholders’ Equity $ 1.41 billion $ 1.38 billion $ 1.45 billion $ 1.39 billion Diluted Book Value Per Share* $ 13.16 $ 12.85 $ 13.55 $ 13.12 Return on Beginning Shareholders’ Equity* 2.0% (6.0%) 3.6% 23.4 % Increase (Decrease) in Diluted Book Value Per Share* 2.4% (5.2%) 3.3% 20.5 % Cumulative Growth in Diluted Book Value Per Share from December 31, 2011*1 35.3% 32.1% 39.2% 34.8% 1 Diluted Book Value Per Share as of December 31, 2011 = $9.73 * Non-GAAP financial measure. There are no comparable GAAP measures. Please see descriptions and reconciliations on slides 32 and 33 KEY METRICS 4

For Information Purposes Only TOTAL RETURN BUSINESS MODEL DESIGNED TO DELIVER SUPERIOR RETURNS 5 Opportunity for Attractive Equity Returns to Shareholders Over Time Experienced Underwriting Team Superior Investment Management Stable Capital Base Underwriting Profit Investment Return on Float1 Investment Return on Capital Exceptional Resources Optimal Deployment Outstanding Results + = 1 Float = holding premium until claims must be paid

For Information Purposes Only EXPERIENCED SENIOR MANAGEMENT TEAM 6 Robert Bredahl President & CEO Dan Malloy Chief Underwriting Officer (Bermuda) • EVP, Co-Head of Specialty Lines, Aon Benfield • President & CEO, Stockton Reinsurance Ltd. • President, Center Re Bermuda John Berger Chairman & CEO (U.S.) • CEO, Reinsurance, Vice Chairman of the Board, Alterra Capital Holdings Limited • CEO & President, Harbor Point Limited • CEO & President, Chubb Re, Inc. • Strong business relationships • Expertise in writing all lines of property, casualty & specialty reinsurance • Track record of capitalizing on market opportunities and producing strong underwriting results • Significant business- building experience Thomas Wafer President (U.S.) • Chairman Reinsurance, Alterra Capital • CEO Reinsurance, Alterra Capital & President, Alterra Re USA • President, Harbor Point Re U.S. • CEO, Aon Benfield Securities • President, Aon Benfield Americas • CEO, Benfield U.S. Inc. & CEO, Benfield Advisory Christopher Coleman Chief Financial Officer • Portfolio Manager, Goldman Sachs • SVP, Benfield Advisory • Consultant, McKinsey & Co Manoj Gupta EVP Underwriting (U.S.) • Chief Accounting Officer, Third Point Re • CFO, Alterra Bermuda Limited • Chief Accounting Officer, Harbor Point Limited

For Information Purposes Only ORGANIZATIONAL STRUCTURE – KEY ENTITIES 7 Third Point Reinsurance Ltd. (Holding Company) Third Point Reinsurance Company Ltd. (Class 4 Insurer) Third Point Re Marketing (UK) Ltd. (Marketing Company ) 100% 100% Third Point Re (UK) Holdings Ltd. (Intermediate Holding Company) 100% Third Point Re (USA) Holdings Inc. (Intermediate Holding Company) Third Point Reinsurance (USA) Ltd. (Class 4 Insurer) 100% 100%

For Information Purposes Only FLEXIBLE & OPPORTUNISTIC UNDERWRITING STRATEGY 8 • Our total return model provides crucial flexibility in today’s market environment • We leverage strong relationships to access attractive opportunities • We are the lead underwriter on many of our transactions • Limited property cat exposure Target Best Opportunities

For Information Purposes Only TRADITIONAL QUOTA SHARES 9 • Non-standard auto • Ex-wind homeowners • General liability Target Best Opportunities • We focus on lines of business with volatility we believe is typically lower than that of most other reinsurance companies • We provide reinsurance support to small and medium size insurers seeking surplus relief • These transactions are typically relationship-driven, since reinsurance plays a key role in the client’s capital structure

For Information Purposes Only OPPORTUNISTIC DEALS 10 • Our relationships allow us to often be the first call for many special situations • We look for dislocated markets and distressed situations where higher risk- adjusted returns may be available • We manage our downside exposure with structural features and contract terms and conditions • Mortgage • Distressed situations • Multi-line quota shares Target Best Opportunities

For Information Purposes Only RESERVE COVERS 11 • Reserve covers provide clients with reinsurance protection, capital relief and potentially enhanced investment returns • Relationships are key – decision-maker is typically the client’s CEO or CFO • Our team has a reputation for sophisticated structuring to meet each client’s specific needs • Bermuda reinsurers • Lloyds Syndicates • U.S. Insurers • Captives Target Best Opportunities

For Information Purposes Only EVOLUTION OF OUR PORTFOLIO • Portfolio of primarily Florida carriers built from past relationships. The portfolio now also includes a Northeast carrier • Identified Assignment of Benefits (AOB) issue in Florida early, but did not fully price for it • Attempted to adjust ceding commission on renewals, but the market did not follow us • Portfolio has decreased to $66 million from three clients, and is likely to decrease further in 2017 12 Property (Homeowners) Premium ($ Millions) 0 50 100 150 200 2012 2013 2014 2015 2016 Calendar Year GPW Underwriting Year GPW Earned Premium

For Information Purposes Only 0 25 50 75 100 125 2012 2013 2014 2015 2016 EVOLUTION OF OUR PORTFOLIO • Portfolio includes mostly California specialty writers and MGAs • Market conditions vary widely by state, segment and carrier • The portfolio has performed reasonably well, though not as well as originally expected (due to underperformance of one large contract) • We will reduce this portfolio in 2017 if we cannot achieve adequate pricing improvement on renewals 13 Workers’ Compensation Premium ($ Millions) Calendar Year GPW Underwriting Year GPW Earned Premium

For Information Purposes Only EVOLUTION OF OUR PORTFOLIO • Portfolio of MGA-driven nonstandard auto business built from past relationships • Underlying rate increases not enough to counter increasing loss severity (due to more expensive car parts) and frequency (due to distracted driving and increased miles driven) • Re-oriented our approach to focus on best-in-class carriers/MGAs with the size and differentiation to navigate difficult market conditions 14 0 50 100 150 200 250 2012 2013 2014 2015 2016 Nonstandard Auto Premium ($ Millions) Calendar Year GPW Underwriting Year GPW Earned Premium

For Information Purposes Only 0 25 50 75 100 125 150 2012 2013 2014 2015 2016 EVOLUTION OF OUR PORTFOLIO • Portfolio is dominated by a single broad casualty retrocession deal. We also write a few transaction liability and professional lines reinsurance treaties • Pricing on recent general liability renewals has been flat • D&O has had a very benign run. Reinsurance terms have leveled off, but there is still some pressure on terms and conditions • We have been very careful about transaction liability aggregates, and we are only backing teams that write predominantly primary layers and have extensive expertise 15 General & Professional Liability Premium ($ Millions) Calendar Year GPW Underwriting Year GPW Earned Premium

For Information Purposes Only 0 25 50 75 100 125 150 175 200 225 250 2012 2013 2014 2015 2016 EVOLUTION OF OUR PORTFOLIO • Portfolio is primarily quota share contracts of Lloyds entities • Portfolio is dominated by a large, global auto warranty and physical damage deal that has been non-renewed • This contract has performed below expectations due to poor results on several underlying programs 16 Multi-Line Premium ($ Millions) Calendar Year GPW Underwriting Year GPW Earned Premium

For Information Purposes Only EVOLUTION OF OUR PORTFOLIO • Portfolio includes political risk, trade credit, structured credit, surety, title, residual value and mortgage. • Mortgage reinsurance is the majority of the portfolio. Exposure is written as reinsurance of the private mortgage insurers, and one retrocession deal (which includes GSE exposure) • We believe pricing and terms & conditions of mortgage risk have held up well due to rapidly increasing demand • Traditional credit and political risk insurance is highly competitive. We favor market leads with the capacity and expertise to transact in less commoditized areas 17 0 25 50 75 100 125 2012 2013 2014 2015 2016 Credit & Financial Lines Premium ($ Millions) Calendar Year GPW Underwriting Year GPW Earned Premium

For Information Purposes Only DIVERSIFIED PREMIUM BASE Gross Premium Written Since Inception1 by Type of Transaction Gross Premium Written Since Inception1 by Line of Business 1As of 12/31/2016 Note: All figures are for P&C Segment only 18

For Information Purposes Only REINSURANCE RISK MANAGEMENT 19 • Reinsurance business plan complements our investment management strategy: no property catastrophe excess treaties on rated balance sheet and premium and asset leverage (see slide 20) lower than peer group • Company-wide focus on risk management • Robust underwriting and operational controls Risk Management Culture Holistic Risk Control Framework • Measure use of risk capital using internally-developed capital model, A.M. Best BCAR model and Bermuda Monetary Authority BSCR model • Developed a comprehensive Risk Register that we believe is appropriate for our business model • Instituted a Risk Appetite Statement that governs overall sensitivities in underwriting, investment, and enterprise portfolio Ongoing Risk Oversight • Own Risk Self Assessment (ORSA) report produced quarterly and provided to management / Board of Directors • Provides management with meaningful statistics on our current capital requirement and comparisons to our risk appetite statement • Growing in scope

For Information Purposes Only 100 150 200 250 300 20 40 60 80 100 REINSURANCE RISK MANAGEMENT (CONT’D) 20 • Low premium leverage and asset leverage compared to peer group • Limited legacy reserves • Limited catastrophe risk Bermuda Reinsurer Leverage Metrics (Percent) Premium to Equity In ve st ed A ss et s to E qu ity TPRE Source: Dowling & Co; As of 12/31/2016; “Premium to Equity” = Trailing 12 months’ net premium written divided by shareholders’ equity; “Invested Assets to Equity” = Invested assets and cash divided by shareholders’ equity; Peer group = ACGL, AGII, AWH, AXS, RE, XL, AHL, ENH, GLRE, LRE, PRE, RNR, VR

For Information Purposes Only MARKET-LEADING INVESTMENT MANAGEMENT BY THIRD POINT LLC 21 • Third Point LLC owned and led by Daniel S. Loeb • 18.9% net annualized returns for Third Point Partners LP since inception in 19951 • 10.1% net annualized return on TPRE managed account since inception (Jan. 1, 2012) • Risk-adjusted returns driven by security selection and lower volatility Notes: For Third Point Partners L.P. after fees, expenses and incentive allocation; Past performance is not necessarily indicative of future results; all investments involve risk including the loss of principal; The historical performance of Third Point Partners L.P. (i) for the years 2001 through December 31, 2015 reflects the total return after incentive allocation for each such year as included in the audited statement of financial condition of Third Point Partners L.P. for those years and (ii) for the years 1995 through 2000 reflects the total return after incentive allocation for each such year as reported by Third Point Partners L.P. Total return after incentive allocation for the years 2001 through June 30, 2016 is based on the net asset value for all limited partners of Third Point Partners L.P. taken as a whole, some of whom pay no incentive allocation or management fees, whereas total return after incentive allocation for the years 1995 through 2000 is based on the net asset value for only those limited partners of Third Point Partners L.P. that paid incentive allocation and management fees. In each case, results are presented net of management fees, brokerage commissions, administrative expenses, and accrued performance allocation, if any, and include the reinvestment of all dividends, interest, and capital gains; The illustrative return is calculated as a theoretical investment of $1,000 in Third Point Partners, L.P. at inception relative to the same theoretical investment in two hedge fund indices designed to track performance of certain “event-driven” hedge funds over the same period of time. All references to the Dow Jones Credit Suisse HFI Event Driven Index (“DJ-CS HFI”) and HFRI Event-Driven Total Index (“HFRI”) reflect performance calculated through June 30, 2016. The DJ-CS HFI is an asset-weighted index and includes only funds, as opposed to separate accounts. The DJ-CS HFI uses the Dow Jones Credit Suisse database and consists only of event driven funds deemed to be “event-driven” by the index and that have a minimum of $50 million in assets under management, a minimum of a 12-month track record, and audited financial statements. The HFRI consists only of event driven funds with a minimum of $50 million in assets under management or a minimum of a 12-month track record. Both indices state that returns are reported net of all fees and expenses. While Third Point Partners L.P. has been compared here with the performance of well-known and widely recognized indices, the indices have not been selected to represent an appropriate benchmark for Third Point Partners L.P., whose holdings, performance and volatility may differ significantly from the securities that comprise the indices. 1From formation of Third Point Partners L.P. in June 1995 through February 2017. Illustrative Net Return Since Inception (June 1995 = $1,000)

For Information Purposes Only RELATIONSHIP WITH THIRD POINT LLC 22 • Exclusive relationship through 2021, followed by successive 3-year terms on renewal • Investments are managed on substantially the same basis as the main Third Point LLC hedge funds • We pay a 1.5% management fee and 20% performance allocation. The performance allocation is subject to a standard high water mark Investment Management Agreement Risk Management • Restrictions on leverage, position concentrations and illiquid, private investments • Key man and performance termination provisions • Allowed to diversify portfolio to address concerns of A.M. Best or regulator Liquidity • Investments are held in a separate account – Third Point Re has full ownership of investment portfolio to provide liquidity for claims and expenses • More than 95% of investments are within FAS 157 Levels 1 & 21 • Separate account may be used at any time to pay claims and expenses 1 As of December 31, 2016

For Information Purposes Only THIRD POINT LLC PORTFOLIO RISK MANAGEMENT 23 • Portfolio diversification across industries, geographies, asset classes and strategies • Highly liquid portfolio – investment manager can dynamically shift exposures depending on macro/market developments • Security selection with extensive diligence process • Approach includes index and macro hedging and tail risk protection • Institutional platform with robust investment and operational risk management procedures

For Information Purposes Only GROSS PREMIUM WRITTEN Total Gross Written Premium • Robust growth since inception • Broad range of lines of business and distribution sources (brokers) • We may reduce premium in 2017 given challenging market conditions 24 ($ Millions) 190 402 613 702 617 2012 2013 2014 2015 2016

For Information Purposes Only DIFFICULT REINSURANCE MARKET CONDITIONS P&C Segment Combined Ratio • Our potential to produce a sub-100% combined ratio will be limited until market conditions improve • We do not write property catastrophe business, which many reinsurers have benefited from *Inception to Date (“ITD“) - P&C segment combined ratio from 1/1/2012 to 12/31/2016 25 (Percent) 129.7 107.5 102.2 104.7 108.5 106.8 2012 2013 2014 2015 2016 ITD*

For Information Purposes Only 1.07 1.12 1.24 1.50 1.55 2012 2013 2014 2015 2016 OPTIMAL ASSET LEVERAGE Asset Leverage1 • If the underlying reinsurance risk is attractive, generating float allows a reinsurer to access investment “leverage” at low or no cost • Certain lines of business provide reinsurers with float for several years • We are currently operating at what we believe is our optimal level of investment leverage 1Asset leverage is total net investments managed by Third Point LLC as a percentage of Total Shareholders’ Equity Attributable to Shareholders 26

For Information Purposes Only RETURNS SINCE INCEPTION Return on Beginning Shareholders’ Equity1 • We believe we have reached scale in our underwriting operation • We believe that we are well- positioned to out-perform in a challenging underwriting environment 1Non-GAAP financial measure. There is no comparable GAAP measure. Please see description and reconciliation on slides 32 and 33. 27 (Percent) 13.0 23.4 3.6 -6.0 2.0 2012 2013 2014 2015 2016

For Information Purposes Only TOTAL RETURN BUSINESS MODEL DESIGNED TO DELIVER SUPERIOR RETURNS 28 Opportunity for Attractive Equity Returns to Shareholders Over Time Experienced Underwriting Team Superior Investment Management Stable Capital Base Underwriting Profit Investment Return on Float1 Investment Return on Capital Exceptional Resources Optimal Deployment Outstanding Results + = 1 Float = holding premium until claims must be paid

For Information Purposes Only 29 APPENDIX

KEY FINANCIAL HIGHLIGHTS

Condensed Consolidated Income Statement ($000s)

	Years Ended			
	12/31/2016	12/31/2015	12/31/2014	12/31/2013
Net premiums earned	$ 590,190	$ 602,824	$ 444,532	$ 220,667
Net investment income (loss)(1)	98,825	(28,074)	85,582	258,125
Total revenues	689,015	574,750	530,114	478,792
Loss and loss adjustment expenses incurred, net	395,932	415,191	283,147	139,812
Acquisition costs, net	222,150	191,216	137,206	67,944
General and administrative expenses	39,367	46,033	40,008	33,036
Other expenses(1)	8,387	8,614	7,395	4,922
Interest expense	8,231	7,236	—	—
Foreign exchange gains	(19,521)	(3,196)	—	—
Total expenses	654,546	665,094	467,756	245,714
Income (loss) before income tax (expense) benefit	34,469	(90,344)	62,358	233,078
Income tax (expense) benefit	(5,593)	2,905	(5,648)	—
Income (loss) including non-controlling interests	28,876	(87,439)	56,710	233,078
(Income) loss attributable to non-controlling interests	(1,241)	49	(6,315)	(5,767)
Net income (loss)	$ 27,635	$ (87,390)	$ 50,395	$ 227,311

Selected Income Statement Ratios(2)

	12/31/2016	12/31/2015	12/31/2014	12/31/2013
Loss ratio	67.1%	68.9%	65.5%	65.7%
Acquisition cost ratio	37.6%	31.7%	31.5%	31.5%
Composite ratio	104.7%	100.6%	97.0%	97.2%
General and administrative expense ratio	3.8%	4.1%	5.2%	10.3%
Combined ratio	**108.5%**	**104.7%**	**102.2%**	**107.5%**
Net investment return(3)	**4.2%**	**(1.6)%**	**5.1%**	**23.9%**

Highlights

- Generated $2.525 billion of gross premiums written from inception to date.
- Interest expense relates to 2015 debt issuance.
- Income tax (expense) benefit relates to U.S. operations and withholding taxes on investment portfolio.
- FX primarily due to the revaluation of GBP loss reserves.

(1) Prior to 2014, changes in estimated fair value of embedded derivatives were recorded in net investment income. As these embedded derivatives have become more prominent, the presentation has been modified and changes in the estimated fair value of embedded derivatives are now recorded in other expenses in the consolidated statements of income. In addition, fixed interest crediting features on these contracts that were recorded in net investment income are now classified in other expenses in the condensed consolidated statements of income.

(2) Underwriting ratios are for the property and casualty reinsurance segment only; Underwriting ratios are calculated by dividing the related expense by net premiums earned.

(3) Net investment return represents the return on our investments managed by Third Point LLC, net of fees.

For Information Purposes Only

THIRD POINT RE 30

KEY FINANCIAL HIGHLIGHTS (con't)

Selected Balance Sheet Data ($000s)

	As of			
	12/31/2016	12/31/2015	12/31/2014	12/31/2013
Total assets	$ 3,895,644	$ 3,545,108	$ 2,582,580	$ 2,159,890
Total liabilities	2,445,919	2,149,225	1,300,532	649,494
Total shareholders' equity	1,449,725	1,395,883	1,552,048	1,510,396
Non-controlling interests	(35,674)	(16,157)	(100,135)	(118,735)
Shareholders' equity attributable to shareholders	**$ 1,414,051**	**$ 1,379,726**	**$ 1,451,913**	**$ 1,391,661**

Investments ($000s)

	As of			
	12/31/2016	12/31/2015	12/31/2014	12/31/2013
Total net investments managed by Third Point LLC	**$ 2,191,559**	**$ 2,062,823**	**$ 1,802,184**	**$ 1,559,442**

Selected Balance Sheet Metrics

	Years Ended			
	12/31/2016	12/31/2015	12/31/2014	12/31/2013
Diluted book value per share*	$ 13.16	$ 12.85	$ 13.55	$ 13.12
Growth in diluted book value per share*	2.4%	(5.2)%	3.3%	20.5%
Return on beginning shareholders' equity*	2.0%	(6.0)%	3.6%	23.4%

Highlights

- $286.0 million of capital raised with 2013 IPO.
- $115.0 million of debt issued in 2015.
- $596 million of float* as of 12/31/16.
- 56.9% cumulative net investment return through December 31, 2016[1].

* Non-GAAP financial measure. There is no comparable GAAP measure. Please see descriptions and reconciliations on slides 32 and 33.

[1]Cumulative net investment return represents the cumulative return on our investments managed by Third Point LLC, net of fees. The cumulative net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested from January 1, 2012 to December 31, 2016 on our investment managed by Third Point LLC, net of non-controlling interests. The stated return is net of withholding taxes, which are presented as a component of income tax (expense) benefit in our consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.

For Information Purposes Only

THIRD POINT RE

31

For Information Purposes Only NON-GAAP MEASURES & OTHER FINANCIAL METRICS ($000s, Except Share and per Share Amounts) As of 12/31/2016 12/31/2015 12/31/2014 12/31/2013 Basic diluted book value per share numerator: Total shareholders' equity $ 1,449,725 $ 1,395,883 $ 1,552,048 $ 1,510,396 Less: non-controlling interests (35,674) (16,157) (100,135) (118,735) Shareholders' equity attributable to shareholders 1,414,051 1,379,726 1,451,913 1,391,661 Effect of dilutive warrants issued to founders and an advisor 46,512 46,512 46,512 46,512 Effect of dilutive stock options issued to directors and employees 52,930 58,070 61,705 101,274 Diluted book value per share numerator: $ 1,513,493 $ 1,484,308 $ 1,560,130 $ 1,539,447 Basic and fully diluted book value per share denominator: Issued and outstanding shares, net of treasury shares 104,173,748 104,256,745 103,397,542 103,264,616 Effect of dilutive warrants issued to founders and an advisor 4,651,163 4,651,163 4,651,163 4,651,163 Effect of dilutive stock options issued to directors and employees 5,274,333 5,788,391 6,151,903 8,784,961 Effect of dilutive restricted shares issued to employees 878,529 837,277 922,610 657,156 Diluted book value per share denominator: 114,977,773 115,533,576 115,123,218 117,357,896 Basic book value per share $ 13.57 $ 13.23 $ 14.04 $ 13.48 Diluted book value per share $ 13.16 $ 12.85 $ 13.55 $ 13.12 Book value per share and diluted book value per share Book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end, net of treasury shares. Diluted book value per share represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in book value per share is calculated by taking the change in book value per share divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the change in diluted book value per share divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure. The following table sets forth the computation of basic and diluted book value per share as of December 31, 2016, 2015, 2014 and 2013: 32

NON-GAAP MEASURES & OTHER FINANCIAL METRICS

Return on beginning shareholders' equity

Return on beginning shareholders' equity as presented is a non-GAAP financial measure. Return on beginning shareholders' equity is calculated by dividing net income by the beginning shareholders' equity attributable to shareholders. We believe that return on beginning shareholders' equity is an important measure because it assists our management and investors in evaluating the Company's profitability. For the years ended December 31, 2013 and December 31, 2014, we have adjusted the beginning shareholders' equity for the impact of the issuance of shares in our IPO on a weighted average basis. This adjustment lowers the stated return on beginning shareholders' equity attributable to shareholders. For the year ended December 31, 2016, we have also adjusted the beginning shareholders' equity for the impact of the shares repurchased on a weighted average basis. This adjustment increased the stated returns on beginning shareholders' equity.

($000s)

	Years ended			
	12/31/2016	12/31/2015	12/31/2014	12/31/2013
Net income (loss)	$ 27,635	$ (87,390)	$ 50,395	$ 227,311
Shareholders' equity attributable to shareholders -beginning of year	1,379,726	1,451,913	1,391,661	868,544
Impact of weighting related to shareholders' equity from shares repurchased	(4,363)	—	—	—
Impact of weighting related to shareholders' equity from IPO	—	—	—	104,502
Adjusted shareholders' equity attributable to shareholders - beginning of year	$ 1,375,363	$ 1,451,913	$ 1,391,661	$ 973,046
Return on beginning shareholders' equity	2.0%	(6.0)%	3.6%	23.4%

Insurance float

In an insurance or reinsurance operation, float arises because premiums and proceeds associated with deposit accounted reinsurance contracts are collected before losses are paid. In some instances, the interval between premium receipts and loss payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and seek to generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures. Float, as a result, is considered to be a non-GAAP measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management's performance for the purposes of incentive compensation.

Net investment return on investments managed by Third Point LLC

Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interests. The stated return is net of withholding taxes, which are presented as a component of income tax (expense) benefit in our consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.

For Information Purposes Only

THIRD POINT RE

33